EXHIBIT 4.2

                           FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                           ____________ Rights

         NOT EXERCISABLE AFTER JULY 23, 2007 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.0001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND NON-TRANSFERABLE.

                                RIGHT CERTIFICATE

                                  WEB.COM, INC.

         This certifies that  __________________________________,  or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 4, 2006 (the "Rights Agreement") between Web.com, Inc., a Minnesota corporation (the "Company"), and Wells Fargo Shareowner Services, as Rights Agent (the "Rights Agent"), unless the rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. Eastern time on July 23, 2007, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent or its successors as Rights Agent, one one-hundredth (1/100th) of a fully paid and non-assessable share of Series A Junior Participating Preferred Stock, no par value, of the Company (the "Preferred Stock"), at a cash purchase price of $20.00 per one one-hundredth (1/100th) of a share of Preferred Stock, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the form of election to purchase and the related certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of fractional shares of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ____________, ____ based on the shares of Preferred Stock as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and in certain circumstances may be exercised to purchase securities other than shares of Preferred Stock or securities of issuers other than the Company.

         If the Rights evidenced by this Rights Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are


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defined  in the  Rights  Agreement),  such  Rights  shall  be null  and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and the Rights Agent and are also available free of charge upon written request mailed to the Rights Agent at:

                         Wells Fargo Shareowner Services
                         161 N. Concord Exchange Street
                         South St. Paul, MN 55075
                         Attention:  Account Management

         This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Board of Directors at a redemption price of $0.0001 per Right (payable in cash or other consideration) appropriately adjusted as provided in the Rights Agreement at any time prior to the earlier to occur of (i) 10 days after a Stock Acquisition Date (as defined in the Rights Agreement), and (ii) the Final Expiration Date.

         No fractional shares of Preferred Stock (other than integral multiples of one one-hundredths (1/100ths) of a share, which may, at the election of the Company, be evidenced by depositary receipts) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or


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subscription  rights, or otherwise,  until the Right or Rights evidenced by this
Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company.

Dated as of ______________, ____            WEB.COM, INC.

______________________________              By:  ____________________________
Secretary                                        Title:

Countersigned:

Wells Fargo Shareowner Services,
as Rights Agent



By:      ____________________________
         Title:



By:      ____________________________
         Title:


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                     [On Reverse Side of Rights Certificate]

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate)

To:      WEB.COM, INC.

         The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase one one-hundredth (1/100th) of a share of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number

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                         (Please print name and address)

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         If such number of Rights shall not be all the Rights  evidenced by this
Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

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OPTIONAL ELECTION TO EXERCISE WITHOUT PAYMENT OF CASH:

With respect to the exercise of ______________ of the Rights specified above, the undersigned hereby elects to exercise such Rights without payment of cash and to receive a number of one one-hundredth (1/100th) of a share of Preferred Stock or other securities having a value (as determined pursuant to the Rights Agreement) equal to the difference between (i) the value of the Preferred Stock or other securities that would have been issuable upon exercise thereof upon payment of the Purchase Price as provided in the Rights Agreement, and (ii) the amount of such Purchase Price.

Dated:  ____________________, ____          _____________________________
                                            Signature

Signature Medallion Guaranteed:


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                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         1) the Rights evidenced by this Right Certificate ____are ____are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         2) after due inquiry and to the best knowledge of the undersigned, it ____did ____did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ____________________, ____          _____________________________
                                            Signature

Signature Medallion Guaranteed:



                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.



                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

         FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto

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                  (Please print name and address of transferee)

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this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Right Certificate on the books of Web.com, Inc., with full power of substitution.

Dated:  ____________________, ____          _____________________________
                                            Signature

Signature Medallion Guaranteed:


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                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         1) the Rights evidenced by this Right Certificate ____are ____are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         2) after due inquiry and to the best knowledge of the undersigned, it ____did ____did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

         Dated: ____________________, ____ _____________________________
                                            Signature

Signature Medallion Guaranteed:



                                     NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.